NUMBER B                                                                WARRANTS

                           ELITE PHARMACEUTICALS, INC.

                         COMMON STOCK PURCHASE WARRANTS

THIS CERTIFIES THAT:

IS THE OWNER OF

OR REGISTERED ASSIGNS, IS ENTITLED TO PURCHASE ONE FULLY PAID AND NONASSESSABLE SHARE OF ELITE PHARMACEUTICALS, INC., A DELAWARE CORPORATION (HEREIN CALLED THE COMPANY) FOR EACH WARRANT EVIDENCED BY THIS CERTIFICATE FOR $5.00 PER SHARE COMMENCING JUNE 23, 1999 AND EXPIRING JUNE 23, , 2004, UPON ITS SURRENDER, AND PAYMENT OF THE PURCHASE PRICE AT THE AGENT'S OFFICE, 201 BLOOMFIELD AVE VERONA, NEW JERSEY 07044 SUBJECT TO THE FOLLOWING CONDITIONS:

1. THE EXERCISE PRICE IS PAYABLE IN CASH, CERTIFIED CHECK OR BANK DRAFT.

2. ADJUSTMENT IN THE EXERCISE PRICE OR NUMBER OF SHARES ISSUABLE WILL BE MADE FOR STOCK SPLITS, RECAPITALIZATION, MERGER, CONSOLIDATION OR OTHER EVENT AFFECTING WARRANT HOLDERS INTEREST. ADJUSTMENTS FOR THE STATED EVENT WILL MAINTAIN THE WARRANT HOLDER'S SAME RELATIVE POSITION TO THE COMPANY AS EXISTED PRIOR TO EXERCISE.

3. WARRANT EXERCISE REQUIRES APPROPRIATE COMPLETION OF THE "ELETION TO PURCHASE" PRINTED ON THE BACK OF THIS CERTIFICATE, IF THE EXERCISED SHARES ARE LESS THAN THE TOTAL NUMBER OF WARRANTS ON THE BACK OF THIS CERTIFICATE. IF THE EXERCISED SHARES ARE LESS THAN THE TOTAL NUMBER OF WARRANTS CONTAINED IN THIS CERTIFICATE, THE HOLDER WILL BE ISSUED A NEW CERTIFICATE GIVING CREDIT FOR THE UNEXERCISED WARRANTS.

4. NO FRACTIONAL SHARES WILL BE ISSUED UPON EXERCISE. THE COMPANY WILL PAY HOLDERS THE PROPORTIONATE PURCHASE PRICE FOR ANY FRACTIONAL SHARES ARISING THROUGH ADJUSTMENTS.

5. THIS CERTIFICATE CONTAINS ALL THE WARRANT AND RIGHTS OF THE WARRANT HOLDER.

6. THE HOLDER OR HIS AUTHORIZED AGENT IS ENTITLED TO EXCHANGE THIS CERTIFICATE FOR NEW CERTIFICATES TOTALING EQUIVALENT WARRANTS IN NUMBER AND CLASS TO THE OLD UPON PAYMENT OF THE WARRANT AGENT'S FEE.

7. HOLDERS CAN REGISTER OR TRANSFER CERTIFICATES AT THE WARRANTS AGENT'S PRINCIPAL OFFICE AFTER PAYMENT OF FEES AND APPLICABLE TAXES. NEW CERTIFICATES WILL BE EQUIVALENT TO THE OLD AND TOTALING THE WARRANTS ISSUED TO THE HOLDER OR HIS TRANSFEREE IN EXCHANGE FOR THE OLD, AND CONTAINING THE SAME TERMS AND WARRANT AMOUNTS.

8. PRIOR TO PRESENTMENT FOR REGISTRATION OR TRANSFER, THE COMPANY AND WARRANT AGENT MAY TREAT THE REGISTERED WARRANT HOLDER AS THE ABSOLUTE OWNER OF THIS CERTIFICATE FOR EXERCISE, TRANSFER, OR ANY OTHER PURPOSE AND NEITHER THE COMPANY NOR THE WARRANT AGENT SHALL BE AFFECTED BY ANY NOTICE IN WRITING TO THE CONTRARY.

9. IF THIS CERTIFICATE IS SURRENDERED FOR WARRANT EXERCISE WHILE THE COMPANY'S TRANSFER BOOKS ARE CLOSED, SHARE CERTIFICATE WILL NOT BE ISSUED UNTIL THE BOOKS ARE REOPENED FOR TRANSFER.

10. THIS WARRANT IS NOT EXERCISABLE BEYOND THE EXPIRATION DATE SHOWN ABOVE UNLESS EXTENDED IN WRITING BY THE COMPANY. FAILURE TO EXERCISE SOME OR ALL WARRANTS WITHIN THE TIME PERIOD VOIDS THEM.

      COUNTERSIGNED;

DATED:                                               JERSEY TRANSFER & TRUST CO.
                             201 BLOOMFIELD AVE. (P.O. BOX 36), VERONA, NJ 07044
                                                                  TRANSFER AGENT
  ELITE PHARMACEUTICALS, INC.

                                                            AUTHORIZED SIGNATURE

                  SECRETARY                      PRESIDENT